CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278712 on Form S-6 of our report dated June 12, 2024, relating to the financial statement of FT 11491, comprising Dorsey Wright Relative Strength Top 50, Series 56, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 12, 2024